Exhibit 99.1

For Immediate Release

August 28, 2015

For More Information

Trisha Voltz Carlson, SVP Investor Relations Manager

504-299-5208 or trisha.carlson@hancockbank.com

Hancock Holding Company Board of Directors Authorizes Common Stock Buyback Program

GULFPORT, Miss. (August 28, 2015) — Hancock Holding Company (Nasdaq: HBHC) today announced that the company’s board of directors has authorized a new common stock buyback program for up to 5%, or approximately 3.9 million shares, of the company’s outstanding common stock. The shares may be repurchased in the open market or in privately negotiated transactions from time to time, depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission. The buyback program will expire September 30, 2016. The buyback program was approved during the August meeting of the company’s board of directors.

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company’s banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Forward-looking statements that we may make include, but may not be limited to, comments with respect to the expectation that a buyback program will be completed and any positive effects expected to be gained from the buyback program. Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors included in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

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